UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2009

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Wyman Street, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-373-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 30, 2009, Altus Pharmaceuticals Inc. (the "Company") entered into a Severance and Change in Control Agreement with Thomas J. Phair, Jr., the Company’s Vice President of Finance, Treasurer and Principal Accounting and Financial Officer (the "Severance and Change in Control Agreement"). Under the Severance and Change in Control Agreement, in the event of a termination of Mr. Phair’s employment without Cause or resignation with Good Reason, in each case within one year following a Change in Control (as such capitalized terms are defined in the Severance and Change in Control Agreement), Mr. Phair is entitled to receive the following:

• salary continuation of his then-current base salary for a period of 12 months;

• payment of an amount equal to his target bonus for the applicable year;

• outplacement assistance up to a maximum of $15,000; and

• continuation of health benefits for up to 18 months.

In the event of a termination without Cause in other circumstances, Mr. Phair is entitled to receive the following:

• salary continuation of his then-current base salary for a period of 12 months;

• payment, in the Company’s discretion and subject to approval by the Compensation Committee, of an amount up to fifty percent (50%) of his target bonus for the applicable year, prorated according to length of service during the applicable year; and

• continuation of health benefits for up to 18 months, provided that, if Mr. Phair becomes eligible to receive substantially similar benefits under another health plan, the Company’s obligation to continue such payments will cease.

Receipt of any benefits under the Severance and Change in Control Agreement at the time of termination will be conditioned on Mr. Phair executing a written release of the Company from any and all claims arising in connection with his employment. The Severance and Change in Control Agreement includes Mr. Phair’s agreement not to compete with the Company for 12 months following termination.

On April 30, 2009, the Company adopted the Altus Pharmaceuticals Inc. Executive Severance Policy (the "Severance Policy") and entered into an Executive Severance Security Agreement (the "Security Agreement"). The Severance Policy provides severance payments to certain executive officers of the Company upon an involuntary separation from service occurring prior to July 1, 2010, other than for "cause," as defined in the Severance Policy (an "Involuntary Separation from Service"). Upon an Involuntary Separation from Service, an executive will be eligible to receive a single lump sum payment (the "Severance Payment") equal to:

• 12 months of his or her then-current base salary; plus

• the cost of 18 months of health benefit continuation.

As of the date of adoption of the Severance Policy, the approximate Severance Payment for each executive officer is as follows:

Executive Severance Payment
Dr. Gemayel $ 563,400
Dr. Attie $ 303,400
Mr. Phair $ 223,400
Dr. Porter $ 256,900

The Security Agreement is intended to secure the payment and performance of the Company’s obligations, if any, under the Severance Policy.

Drs. Gemayel, Attie and Porter’s Severance and Change in Control Agreements have been amended to provide, and Mr. Phair’s Severance and Change in Control Agreement provides, that while the Severance Policy is in effect, any Severance Payment payable under the Severance Policy is in lieu of, and not in addition to, severance benefits payable to the executive officer in the event of a termination of the executive officer’s employment by the Company without Cause (as defined in each Severance and Change in Control Agreement). The Severance Policy expires on June 30, 2010 unless earlier terminated by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

May 5, 2009	By:	Thomas J. Phair, Jr.

Name: Thomas J. Phair, Jr.
Title: Vice President, Finance and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Severance and Change in Control Agreement between Altus Pharmaceuticals Inc. and Thomas J. Phair, Jr., dated as of April 30, 2009
10.2	Altus Pharmaceuticals Inc. Executive Severance Policy dated as if April 30, 2009
10.3	Executive Severance Security Agreement between Altus Pharmaceuticals Inc. and Thomas J. Phair, Jr., as Collateral Agent, dated as of April 30, 2009